SALES AND PURSHASE AGREEMENT Rocas # 1

This Sales and Purchase Agreement is made this 26th day of September, 2011.

BETWEEN:

NILAM RESOURCES INC.
            2724 Ottor Creek Court
            Las Vegas, Nevada
            89117

Represented by Mr. SHAHIN TABAEI, company president
(the “Seller”)

AND:

PORTAGE MINERAlS PERU S.A.
Calle  Alcanfores 761 -1701 Miraflores
Lima - Peru

Represented by Mr. PAUL LUNA
            (the "Buyer")

WHEREAS:

1          The SELLER is the owner of the mining concession called Rocas#1, Reco 7 with Code 01046810, w1th 400 hectares, located in Chiquian district, Department of Ancash

(CONCESSION)

2          The BUYER is a company incorporated in Lima, Peru and wants to acquire 55% of the

CONCESSION.

IN CONSIDERATION OF the agreements contained herein and other good and valuable consideration, the parties hereto covenant and agree each with the other as follows:

           1.1.          Currency

In this Agreement words or figures expressed in dollars or the symbol for dollars without any other indication mean the specified amount in lawful currency of the United States.

1.2.          Number and Gender

Where the context so requires, all references to this Sales and Purchase Agreement to the singular shall be deemed to include the plural and all references to the masculine shall be deemed to include the feminine and neuter genders and a body corporate and vice versa.

1.3.          Headings

The headings in this Sales and Purchase Agreement form no part of this Sales and Purchase

Agreement and shall be deemed to have been inserted for convenience of reference only.

 1.4.           Governing Law and Attornment

This Sales and Purchase Agreement shall be governed by and construed in accordance with the laws of the State of Nevada in effect therein.  All disputes arising under the Sales and Purchase Agreement will be referred to the courts of the State of Nevada the parties irrevocably submits to the non-exclusive jurisdiction of the courts of the State of Nevada

THE CONCESSION:

2.1.          Details

Name:                    Rocas #1
Code                     Reco7 code 01046810
Hectares               400 ha
Located:                    Chiquian district, Department of Ancash

PAYMENT

3.1.          The SELLER agrees to transfer the CONCESSION to the BUYER. The terms of the acquisition include a minimum investment of $100,000 USD or 800 meters drilling within 24 months of all permits and registry for 55% ownership of the project with the Seller retaining 45% of the project. Further, the additional 45% of the project can be acquired by the Buyer at any time for $0.675 per each ounce of silver on the total silver resource. Furthermore, Nilam Resources will receive seven million shares of Portage Resources Inc.

NOTICE

4.1          Address for Notice

Any notice required to be given under the terms of this Sales and Purchase Agreement shall be in writing and may effectively be given by a party hereto by delivery of such notice to the other party at the address below or at such other address as either party may in writing notify the other party or by facsimile transmission and confirmed in writing to:

           In the case of the Seller:

Name of Seller: Nilam Resources Inc.
Address: 2724 Otter Creek Court
            Las Vegas, Nevada 89117

            In the case of the Buyer:

            Portage Minerals Resources SA
Address: Calle Alcanfores 761 -1701 Miraflores, Lima - Peru
Telephone Number· (+511) 242-1710

4.2  Deemed Delivery

Notice shall be deemed to have been received by the party immediately upon delivery to such party at its address in the notice. Facsimile transmissions shall be deemed to have been given upon receipt thereof.

MISCELLANEOUS

5.1      Amendment

No amendment to this Sales and Purchase Agreement shall be valid unless it is evidenced by a written agreement executed by the parties hereto.

     5.2          This Sales and Purchase Agreement shall be binding upon the parties hereto and their successors, legal personal representatives and permitted assigns.

5.3          This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by the laws of the State of Nevada.

5.4          This Agreement may be executed in counterparts and by facsimile transmission and such counter parts and facsimile transmissions together shall form one and the same instrument.

IN WITNESS WHEREOF this Sales and Purchase Agreement has been executed by the parties hereto on this 26th day of September, 2011

SIGNED BY:

PORTAGE MINERAL PERU S.A

/s/ Paul Luna
PAUL LUNA

NILAM RESOURCES INC.

/s/ Shahin Tabaei
SHAHIN TABAEI